                                                                  Exhibit 99(cc)

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)

CRIIMI MAE INC., et al.,                    *        98-2-3115-DK
                                                     (Chapter 11)
                  Debtors.                  *        (Jointly Administered)

*        *        *        *        *       *

CRIIMI MAE INC.,                            *

                  Plaintiff,                *

v.                                          *

MORGAN STANLEY & CO.                        *
INTERNATIONAL LIMITED,                               Adversary Proceeding
                                            *        No. 98-1565-DK

                  Defendant.

                                            *

*        *         *        *        *       *        *       *        *      *

                  STIPULATION EXTENDING WELLS FARGO STANDSTILL

                  CRIIMI MAE Inc. ("CRIIMI MAE") and Morgan Stanley & Co. International Limited ("MSIL"), by their undersigned counsel, hereby stipulate and agree pursuant to paragraph two of the Stipulation and Consent Order Regarding Adversary Proceeding among CRIIMI MAE, MSIL and the Official Committee of Unsecured Creditors of CRIIMI MAE that the Wells Fargo Standstill Period shall be extended up through and including November 30, 1999.



--------------------------------            ----------------------------
Richard L. Wasserman, Esquire               Thomas P. Ogden, Esquire
(Federal Bar No. 02784)                     Anne Berry Howe, Esquire
Gregory A. Cross, Esquire                   Barbara D. Diggs, Esquire
(Federal Bar No. 04571-G)                   Davis Polk & Wardwell
Venable, Baetjer and Howard, LLP            450 Lexington Avenue
1800 Mercantile Bank & Trust Bldg           New York, New York 10017
2 Hopkins Plaza                             (212) 450-4000
Baltimore, Maryland 21201
(410) 244-7400                              Of Counsel for Defendant
                                            Morgan Stanley & Co.
Co-Counsel for CRIIMI MAE Inc.              International Limited


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                                            Stanley J. Reed, Esquire
                                            (Federal Bar No. 00315)
                                            Lauri Cleary, Esquire
                                            (Federal Bar No. 06599)
                                            Tamara A. Stoner, Esquire
                                            (Federal Bar No. 08014)
                                            Lerch, Early & Brewer, Chartered
                                            3 Bethesda Metro Center, Suite 380
                                            Bethesda, Maryland 20814
                                            (301) 986-1300

                                            Counsel for Defendant
                                            Morgan Stanley & Co.
                                            International Limited









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

                             CERTIFICATE OF SERVICE

                  I HEREBY CERTIFY that on this 10th day of November, 1999 a copy of the foregoing Stipulation Extending Wells Fargo Standstill was sent by first class mail, postage prepaid to:

                                    Thomas P. Ogden, Esquire
                                    Davis Polk & Wardell
                                    450 Lexington Avenue
                                    New York, New York 10017

                                    Stanley J. Reed, Esquire
                                    3 Bethesda Metro Center, Suite 380
                                    Bethesda, Maryland 20814

                                    Daniel M. Lewis, Esquire
                                    Michael Bernstein, Esquire
                                    Arnold and Porter
                                    555 Twelfth Street, N.W.
                                    Washington, D.C. 20004

                                    Michael St. Patrick Baxter, Esquire
                                    Covington and Burling
                                    1201 Pennsylvania Avenue, N.W.
                                    Washington, D.C. 20044

                                    Clifford J. White, III, Esquire
                                    Assistant U.S. Trustee
                                    Office of U.S. Trustee
                                    6305 Ivy Lane, Suite 600
                                    Greenbelt, Maryland 20770

                                    Stanley J. Samorajczyk, Esquire
                                    Akin, Gump, Strauss, Hauer & Feld, LLP
                                    Suite 400
                                    1333 New Hampshire Avenue, N.W.
                                    Washington, D.C. 20036







                                              ---------------------------------
                                              Gregory A. Cross


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